Exhibit 99.1
EPAM Reports Results for Fourth Quarter and Full Year 2017

Fourth quarter revenues of $399.3 million, up 27.4% year-over-year
Annual revenues of $1.45 billion, up 25.0% year-over-year
GAAP Diluted EPS of $(0.58) for the fourth quarter and $1.32 for the full year which include a provisional $74.6 million charge related to U.S. tax reform
Non-GAAP Diluted EPS of $1.01 for the fourth quarter and $3.46 for the full year
Newtown, PA — February 16, 2018 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its fourth quarter and full year ended December 31, 2017.

“We are pleased with our strong 2017 results, ending with 25% year-over-year growth and $1.45 billion in annual revenues, reflecting our continued evolution into a leading, end-to-end digital solutions service provider,” said Arkadiy Dobkin, EPAM CEO & President. “We expect that our focus on solving our customers’ most complex digital challenges, along with our ability to bring new capabilities and our commitment to accelerating time-to-market in innovative practical solutions, will continue to drive demand.”

Fourth Quarter 2017 Highlights

•
Revenues increased to $399.3 million, a year-over-year increase of $85.8 million or 27.4% demonstrating strong broad-based demand across the industries we serve and geographies in which we operate. In constant currency, revenue was up 23.8% year-over-year;

•	GAAP income from operations was $52.1 million, an increase of $14.7 million or 39.2% compared to $37.4 million in the fourth quarter of 2016;

•	Non-GAAP income from operations was $66.9 million, an increase of $15.4 million or 30.1% compared to $51.5 million in the fourth quarter of 2016;

•	Provision for income taxes includes a provisional $74.6 million charge related to US tax reform;

•
Diluted earnings per share (“EPS”) on a GAAP basis was $(0.58), a decrease from $0.46 in the fourth quarter of 2016. Diluted EPS on a GAAP basis excluding the provisional charge related to U.S. tax reform was $0.78; and

•	Non-GAAP diluted EPS was $1.01, an increase of $0.24 or 31.2% from $0.77 in the fourth quarter of 2016.

Full Year 2017 Highlights

•	Revenues increased to $1.45 billion, a year-over-year increase of $290.3 million or 25.0%. In constant currency, revenue was up 23.9% year-over-year;

•	GAAP income from operations was $172.9 million, an increase of $39.2 million or 29.4% compared to $133.7 million in 2016;

•	Non-GAAP income from operations was $234.7 million, an increase of $42.9 million or 22.3% compared to $191.8 million in 2016;

•	Diluted EPS on a GAAP basis was $1.32, compared to $1.87 in 2016. Diluted EPS on a GAAP basis excluding the provisional charge related to U.S. tax reform was $2.68; and

•	Non-GAAP diluted EPS was $3.46, an increase of $0.56 or 19.3%, from $2.90 in 2016.

Cash Flow and Other Metrics

•	Cash from operations was $71.4 million in the fourth quarter of 2017, up from $53.7 million in the fourth quarter of 2016; and was $195.4 million in 2017, up from $164.8 million in 2016;

•	Cash and cash equivalents totaled $582.6 million as of December 31, 2017, an increase of $220.6 million or 60.9% from $362.0 million as of December 31, 2016; and

•	Total headcount was approximately 25,900 as of December 31, 2017. Included in this number were approximately 22,900 delivery professionals, an increase of 16.9% over the previous year.

2018 Outlook - Full Year and First Quarter
Full Year

•	Revenue growth for 2018 will be at least 24%, including an estimated 2% for currency tailwinds. We expect constant currency growth will be at least 22%;

•	We expect GAAP income from operations to be in the range of 12% to 13% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;

•	We expect our GAAP effective tax rate to be approximately 15% and our non-GAAP effective tax rate to be approximately 22%; and

•
We expect GAAP diluted EPS will be at least $3.38 for the full year, and non-GAAP diluted EPS will be at least $4.03 for the full year based on an expected weighted average share count of 57.3 million diluted shares outstanding.

First Quarter

•
Revenues will be at least $414 million for the first quarter, reflecting a year-over-year growth rate of at least 27% including an estimated 4% for currency tailwinds. We expect constant currency growth will be at least 23%;

•	For the first quarter, we expect GAAP income from operations to be in the range of 11.5% to 12.5% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;

•	We expect our GAAP effective tax rate to be approximately 11% and our non-GAAP effective tax rate to be approximately 22%; and

•
We expect GAAP diluted EPS will be at least $0.76 for the quarter, and non-GAAP diluted EPS will be at least $0.90 for the quarter based on an expected weighted average share count of 56.5 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Friday, February 16, 2018 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13674698. The replay will be available until March 2, 2018.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #12 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency.
For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, certain other one-time charges, the impact of U.S. tax reform, excess tax benefits related to stock compensation and the related effect on income taxes. Management also supplemented results with the non-GAAP financial measure “Diluted EPS on a GAAP basis excluding U.S. Tax Reform.” This measure excludes the one-time charge associated with U.S. Tax Reform. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(US Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$399,297	$313,525	$1,450,448	$1,160,132
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	254,121	198,226	921,352	737,186
Selling, general and administrative expenses	84,793	71,432	324,855	264,658
Depreciation and amortization expense	7,696	6,237	28,562	23,387
Other operating expenses, net	637	247	2,733	1,205
Income from operations	52,050	37,383	172,946	133,696
Interest and other income, net	1,799	1,432	4,601	4,848
Foreign exchange loss	(1,772)	(6,765)	(3,242)	(12,078)
Income before provision for income taxes	52,077	32,050	174,305	126,466
Provision for income taxes	82,951	7,287	101,545	27,200
Net (loss)/income	$(30,874)	$24,763	$72,760	$99,266
Foreign currency translation adjustments	3,425	(5,209)	20,065	(2,538)
Comprehensive (loss)/income	$(27,449)	$19,554	$92,825	$96,728

Net (loss)/income per share:
Basic	$(0.58)	$0.49	$1.40	$1.97
Diluted	$(0.58)	$0.46	$1.32	$1.87
Shares used in calculation of net (loss)/income per share:
Basic	52,879	50,717	52,077	50,309
Diluted	52,879	53,380	54,984	53,215

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(US Dollars in thousands, except share and per share data)

	As of December 31, 2017	As of December 31, 2016
Assets
Current assets
Cash and cash equivalents	$582,585	$362,025
Accounts receivable, net of allowance of $1,186 and $1,434, respectively	265,639	199,982
Unbilled revenues	86,500	63,325
Prepaid and other current assets, net of allowance of $45 and $644, respectively	23,196	18,493
Employee loans, current, net of allowance of $0 and $0, respectively	2,113	2,726
Total current assets	960,033	646,551
Property and equipment, net	86,419	73,616
Employee loans, noncurrent, net of allowance of $0 and $0, respectively	2,097	3,252
Intangible assets, net	44,511	51,260
Goodwill	119,531	109,289
Deferred tax assets	24,974	31,005
Other noncurrent assets, net of allowance of $140 and $132, respectively	12,691	10,838
Total assets	$1,250,256	$925,811

Liabilities
Current liabilities
Accounts payable	$5,574	$3,213
Accrued expenses and other current liabilities	89,812	49,895
Due to employees	38,757	32,203
Deferred compensation due to employees	5,964	5,900
Taxes payable, current	40,860	25,008
Total current liabilities	180,967	116,219
Long-term debt	25,033	25,048
Taxes payable, noncurrent	59,874	—
Other noncurrent liabilities	9,435	3,132
Total liabilities	275,309	144,399
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 53,003,420 and 51,117,422 shares issued, 52,983,685 and 51,097,687 shares outstanding at December 31, 2017 and December 31, 2016, respectively	53	50
Additional paid-in capital	473,874	374,907
Retained earnings	518,820	444,320
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(17,623)	(37,688)
Total stockholders’ equity	974,947	781,412
Total liabilities and stockholders’ equity	$1,250,256	$925,811

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(US Dollars in thousands, except percent and per share amounts)
(Unaudited)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Revenue growth at constant currency (1)	23.8%	23.9%
Foreign exchange rates impact	3.6%	1.1%
Revenue growth as reported	27.4%	25.0%

(1)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31, 2017			Year Ended December 31, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$254,121	$(6,416)	$247,705	$921,352	$(20,868)	$900,484
Selling, general and administrative expenses(3)	$84,793	$(6,641)	$78,152	$324,855	$(33,039)	$291,816
Income from operations(4)	$52,050	$14,897	$66,947	$172,946	$61,711	$234,657
Operating margin	13.0%	3.8%	16.8%	11.9%	4.3%	16.2%
Net (loss)/income(5)	$(30,874)	$87,500	$56,626	$72,760	$117,542	$190,302
Weighted average diluted shares outstanding(6)	52,879	3,065	55,944	54,984	—	54,984
Diluted (loss)/earnings per share	$(0.58)		$1.01	$1.32		$3.46

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$198,226	$(4,019)	$194,207	$737,186	$(16,619)	$720,567
Selling, general and administrative expenses(3)	$71,432	$(8,097)	$63,335	$264,658	$(33,331)	$231,327
Income from operations(4)	$37,383	$14,083	$51,466	$133,696	$58,120	$191,816
Operating margin	11.9%	4.5%	16.4%	11.5%	5.0%	16.5%
Net income(5)	$24,763	$16,290	$41,053	$99,266	$55,184	$154,450
Weighted average diluted shares outstanding(6)	53,380	—	53,380	53,215	—	53,215
Diluted earnings per share	$0.46		$0.77	$1.87		$2.90

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Stock-based compensation expenses - non-acquisition related	$6,416	$4,019	$20,868	$16,619
Total adjustments to GAAP cost of revenues(2)	6,416	4,019	20,868	16,619
Stock-based compensation expenses - acquisition related	72	3,014	8,139	12,884
Stock-based compensation expenses - all other	5,999	4,691	23,400	19,741
Other acquisition-related expenses	570	392	1,500	706
Total adjustments to GAAP selling, general and administrative expenses(3)	6,641	8,097	33,039	33,331
Amortization of purchased intangible assets	1,856	1,967	7,562	8,170
One-time (recoveries)/charges	(16)	—	242	—
Total adjustments to GAAP income from operations(4)	$14,897	$14,083	$61,711	$58,120
Foreign exchange loss	1,772	6,765	3,242	12,078
Provision for income taxes:
Tax effect on non-GAAP adjustments	(2,946)	(4,558)	(12,736)	(15,014)
Charge related to US tax reform	74,632	—	74,632	—
Excess tax benefits related to stock-based compensation(a)	(855)	—	(9,307)	—
Total adjustments to GAAP net (loss) income(5)	$87,500	$16,290	$117,542	$55,184

(a)
Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to
January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.

(6)
There was a 3,065 increase to the shares used in the calculation of diluted earnings per share on a non-GAAP basis during the three months ended December 31, 2017 as these shares were excluded from the calculation of diluted loss per share on a GAAP basis due to the anti-dilutive effect of these shares as a result of the net loss in the period. There were no adjustments to GAAP weighted-average diluted common shares outstanding in the calculation of diluted earnings per share on a non-GAAP basis during the three months ended December 31, 2016 and twelve months ended December 31, 2017 and 2016.

Reconciliation of diluted EPS on a GAAP basis to diluted EPS on a GAAP basis without the impact of U.S. Tax Reform for the three months and year ended December 31, 2017:

	Three Months Ended December 31, 2017			Year Ended December 31, 2017
	GAAP	Adjustments	GAAP excluding Tax Reform	GAAP	Adjustments	GAAP excluding Tax Reform
Net (loss)/income(7)	$(30,874)	$74,632	$43,758	$72,760	$74,632	$147,392
Weighted average diluted shares outstanding(8)	52,879	3,065	55,944	54,984	—	54,984
Diluted (loss)/earnings per share	$(0.58)		$0.78	$1.32		$2.68

(7)
The total adjustments to GAAP net (loss)/income include a $74.6 million provisional charge related to U.S. Tax Reform comprised of: (i) $64.3 million one-time transition tax on accumulated foreign subsidiary earnings not previously subject to U.S. income tax and (ii) $10.3 million resulting from the revaluation of our U.S. net deferred tax assets to the new U.S. federal statutory tax rate of 21%.

(8)
There was a 3,065 increase to the shares used in the calculation of diluted earnings per share excluding tax reform during the three months ended December 31, 2017 as these shares were excluded from the calculation of diluted loss per share on a GAAP basis due to the anti-dilutive effect of these shares as a result of the net loss in the period. There were no adjustments to GAAP weighted-average diluted common shares outstanding in the calculation of diluted earnings per shares excluding tax reform during the twelve months ended December 31, 2017.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	First Quarter 2018	Full Year 2018
Revenue growth at constant currency (at least)(9)	23%	22%
Foreign exchange rates impact	4%	2%
Revenue growth (at least)	27%	24%

(9)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2018	Full Year 2018
GAAP income from operations as a percentage of revenues	11.5% to 12.5%	12% to 13%
Stock-based compensation expenses	3.2%	3.1%
Included in cost of revenues	1.4%	1.3%
Included in selling, general and administrative expenses	1.8%	1.8%
Amortization of purchased intangible assets	0.4%	0.4%
Other acquisition-related expenses	0.1%	0.1%
Non-GAAP income from operations as a percentage of revenues	15% to 16%	16% to 17%

Reconciliation of GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2018	Full Year 2018
GAAP effective tax rate	11%	15%
Effect on non-GAAP adjustments	3.1%	1.7%
Excess tax benefits related to stock-based compensation	7.9%	5.3%
Non-GAAP effective tax rate	22%	22%

Reconciliation of GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2018	Full Year 2018
GAAP diluted earnings per share (at least)	$0.76	$3.38
Stock-based compensation expenses	0.24	0.96
Included in cost of revenues	0.10	0.41
Included in selling, general and administrative expenses	0.14	0.55
Amortization of purchased intangible assets	0.03	0.11
Foreign exchange loss	0.03	0.12
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.07)	(0.26)
Excess tax benefits related to stock-based compensation	(0.09)	(0.28)
Non-GAAP diluted earnings per share (at least)	$0.90	$4.03